Exhibit 10.2

EXECUTION COPY

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), made effective as of the 23rd day of December, 2022 (the “Effective Date”), is entered into by and between Blueprint Medicines Corporation, a Delaware corporation (the “Company”), and Jeffrey W. Albers.

INTRODUCTION

WHEREAS, Mr. Albers is a member of the Board of Directors (the “Board”) of the Company and also served as a part time employee of the Company with the title Executive Chairman until December 31, 2022 pursuant to an Amended and Restated Employment Agreement effective as of April 4, 2022 by and between the Company and Mr. Albers (the “Employment Agreement”) that expires on December 31, 2022 (the “Employment Termination Date”) by its terms; and

WHEREAS, Mr. Albers’ employment with the Company will end on the Employment Termination Date; and

WHEREAS, after the Employment Termination Date, Mr. Albers will continue to serve as Chairman of the Board; and

WHEREAS, the Corporation has previously granted Mr. Albers the non-qualified stock options listed on Schedule 1 hereto and the restricted stock unit (“RSU”) awards listed on Schedule 2 hereto under Corporation’s 2015 Stock Option and Incentive Plan (as amended and/or restated from time to time, the “2015 Plan”); and

WHEREAS, the Corporation and Mr. Albers desire to amend (a) Sections 1, 3 and 7 of the Non-Qualified Stock Option Agreement for Non-Employee Directors Under Blueprint Medicines Corporation 2015 Stock Option and Incentive Plan for each of the non-qualified stock options listed on Schedule 1 hereto (collectively, the Stock Option Agreements”) and (b) Sections 2, 3 and 8 of the Restricted Stock Unit Award Agreement for Company Employees Under Blueprint Medicines Corporation 2015 Stock Option and Incentive Plan for each of the restricted stock units listed on Schedule 2 hereto (collectively, the “RSU Award Agreements”), in each case (a) and (b) to provide, among other things, that such stock options and RSU awards shall (i) continue to vest for as long as Mr. Albers continues to provide services to the Corporation as an employee, member of the Board or consultant and (ii) be exercisable until the for a period of twelve (12) months from the date Mr. Albers ceases to provide services to the Corporation or the Expiration Date (as defined in the respective agreements), if earlier; and

WHEREAS, both the Compensation Committee and the Audit Committee of the Board have reviewed and approved the proposed amendments to the Stock Option Agreements and RSU Award Agreements;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.             Amendments to Sections 1,3 and 7 of the Outstanding Non-Qualified Stock Option Agreements. Each of the parties hereby acknowledges and agrees that the Stock Option Agreements shall be and hereby are amended pursuant to Section 18 of the 2015 Plan as set forth below.

(a)           The opening clause of the second paragraph of Section 1 of each of the Stock Option Agreements is hereby amended by deleting such opening clause and replacing such clause with the following new opening clause:

“For so long as Optionee continues to be a service provider to the Company or a Subsidiary on the relevant date,”

(b)           The last clause of the second paragraph of Section 1 of each of the Stock Option Agreements is hereby amended by deleting such last clause and replacing such clause with the following new last clause:

“; provided, that one hundred percent (100%) of the Option Shares shall become fully vested immediately upon the termination of the Optionee due to the Optionee’s death or disability, subject to the Optionee’s continued service to the Company or a Subsidiary until the date of such termination.”

(c)           The following new sentence is hereby added at the end of Section 1 of each of the Stock Option Agreements:

For the avoidance of doubt, for purposes of this Agreement (including, without limitation, Sections 1 and 3 hereof), the terms “service provider” or “service to the Company or a Subsidiary” shall include service by Optionee in his or her capacity as (i) an employee of the Company or a Subsidiary, (ii) a member of the board of directors of the Company or a Subsidiary or (iii) a consultant to the Company or a Subsidiary.

(d)           Section 3 of each of the Stock Option Agreements is hereby amended by deleting it in its entirety and replacing it with the following new Section 3:

3.             Termination of Service Relationship. If the Optionee ceases to be a service provider to the Company or a Subsidiary (as defined in the Plan), the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a)           Termination Due to Death. If the Optionee ceases to be a service provider to the Company or a Subsidiary by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of twelve (12) months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.

(b)           Termination Due to Disability. If the Optionee ceases to be a service provider to the Company or a Subsidiary by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination, may thereafter be exercised by the Optionee for a period of twelve (12) months from such termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of such termination shall terminate immediately and be of no further force or effect.

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(c)           Termination for Cause. If the Optionee ceases to be a service provider to the Company or a Subsidiary due to a termination by the Company or a Subsidiary for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment, consulting or other service agreement between the Company and the Optionee, a determination by the Administrator that the Optionee shall be dismissed as a result of (i) the Optionee’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any of the Company’s current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the Optionee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Optionee’s failure to perform his assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the grantee by the Company; (iv) the Optionee’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (v) the Optionee’s material violation of any provision of any agreement(s) between the Optionee and the Company relating to noncompetition, nondisclosure and/or assignment of inventions.

(d)           Other Termination. If the Optionee ceases to be a service provider to the Company or a Subsidiary due to a termination for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of twelve (12) months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Optionee’s service relationship with the Company or a Subsidiary shall be conclusive and binding on the Optionee and his or her representatives or legatees.

(e)           Section 7 of each of the Stock Option Agreements is hereby amended by deleting it in its entirety and replacing it with the following new Section7:

7.             No Obligation to Continue Employment or Other Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment or in a service relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service relationship of the Optionee at any time. Further, neither the Plan nor this Agreement confers upon the Optionee any rights with respect to continuance as a director of the Company or any Subsidiary.

1.3           Amendments to Sections 2, 3 and 8 of the Outstanding Restricted Stock Unit Award Agreements. Each of the parties hereby acknowledges and agrees that the RSU Award Agreements shall be and hereby are amended pursuant to Section 18 of the 2015 Plan as set forth below.

(a)           Section 2 of each of the RSU Agreements is hereby amended by deleting the first paragraph thereof in its entirety and replacing it with the following new first paragraph:

2.             Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains a service provider to the Company or a Subsidiary on such Dates; provided that the vesting of the Award shall accelerate and the Award shall become fully vested immediately upon the termination of the Grantee due to the Grantee’s death or disability, subject to the Grantee’s continued provision of services the Company or a Subsidiary until the date of such termination, as applicable. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

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(b)           The following new sentence is hereby added to the end of Section 2 of each of the RSU Agreements:

For the avoidance of doubt, for purposes of this Agreement (including, without limitation, Sections 2 and 3 hereof), the terms “service provider” or “service with the Company or a Subsidiary” shall include service by Optionee in his or her capacity as (i) an employee of the Company or a Subsidiary, (ii) a member of the board of directors of the Company or a Subsidiary or (iii) a consultant to the Company or a Subsidiary.

(c)           Section 3 of each of the RSU Agreements is hereby amended by deleting it in its entirety and replacing it with the following new Section 3:

3.             Termination of Service. If the Grantee’s service with the Company and its Subsidiaries terminates for any reason prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

(d)           Section 8 of each of the RSU Agreements is hereby amended by deleting it in its entirety and replacing it with the following new Section 3:

8.            No Obligation to Continue Employment or Other Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment or in a service relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service relationship of the Grantee at any time. Further, neither the Plan nor this Agreement confers upon the Grantee any rights with respect to continuance as a director of the Company or any Subsidiary.

2.             Miscellaneous.

2.1           Except as specifically amended above, the Stock Option Agreements and RSU Award Agreements shall remain in full force and effect in accordance with their respective terms.

2.2           The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

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2.3           In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable in whole or in part, (a) such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision and the intent of the parties, within the limits of applicable law and (b) the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

2.4           This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including portable document format (“.pdf”) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement effective as of the Effective Date.

BLUEPRINT MEDICINES CORPORATION

By:	/s/ Kate Haviland

Name: Kathryn Haviland
Title: President & Chief Executive Officer

Date:	12/23/2022

/s/ Jeff Albers

Jeffrey W. Albers

Date:	12/23/2022

[Signature Page to Amendment Agreement]

Schedule 1

Mr. Albers’ Outstanding Non-Qualified Stock Options

(as of December 31, 2022*)

Grant No.	Grant Date	Plan/Type	Number of Shares Underlying Stock Option	Vesting Start Date	Exercise Price
00000271	7/30/2014	2015/ISO	95,073	7/30/2015	$1.87
00000293	2/3/2016	2015/ISO	12,496	3/3/2016	$15.01
00000294	2/3/2016	2015/NQ	7,504	3/3/2016	$15.01
00000485	2/16/2017	2015/NQ	170,000	3/16/2017	$36.05
00000689	2/16/2018	2015/NQ	170,000	3/16/2018	$81.44
00001339	3/1/2019	2015/NQ	110,500	4/1/2019	$86.60
00002382	3/1/2020	2015/NQ	90,000	4/1/2020	$54.13
00003066	3/1/2021	2015/NQ	80,000	4/1/2021	$100.13
00004374	3/1/2022	2015/NQ	15,000	4/1/2022	$61.31

* Subject to change if Mr. Albers exercises any stock options after the schedule preparation date or on or prior to December 31, 2022.

Schedule 2

Mr. Albers’ Outstanding Restricted Stock Units

(as of December 31, 2022*)

Grant No.	Grant Date	Plan/Type	Number of Shares Underlying RSU Awards	Vesting Start Date
00001212	3/1/2019	2015/RSU	7,437	3/1/2020
00001894	3/1/2020	2015/RSU	22,500	3/1/2021
00002689	3/1/2021	2015/RSU	30,000	3/1/2022
00004642	3/1/2022	2015/RSU	7,500	3/1/2023

* Subject to change if Mr. Albers sells any RSUs after the schedule preparation date or on or prior to December 31, 2022.